Exhibit 99.1

LEXINGTON REALTY TRUST

TRADED: NYSE: LXP

ONE PENN PLAZA, SUITE 4015

NEW YORK, NY 10119-4015

FOR IMMEDIATE RELEASE

LEXINGTON REALTY TRUST REPORTS FOURTH QUARTER 2020 RESULTS

New York, NY - February 18, 2021 - Lexington Realty Trust (“Lexington”) (NYSE:LXP), a real estate investment trust focused on single-tenant industrial real estate investments, today announced results for the fourth quarter and year ended December 31, 2020.

Fourth Quarter 2020 Highlights

•	Generated Net Income attributable to common shareholders of $102.7 million, or $0.37 per diluted common share.
•	Generated Adjusted Company Funds From Operations available to all equityholders and unitholders - diluted (“Adjusted Company FFO”) of $55.0 million, or $0.19 per diluted common share.
•	Collected 99.8% of Cash Base Rents due during the fourth quarter.
•	Disposed of eight properties for an aggregate gross disposition price of $292.3 million.
•	Acquired four warehouse/distribution properties for an aggregate cost of $182.0 million.
•	Invested an aggregate of $33.8 million in development projects.
•	Increased industrial portfolio to 90.8% of gross real estate assets, excluding held for sale assets.
•	Completed 1.7 million square feet of lease extensions.
•	Fully leased the 320,190 square foot warehouse/distribution speculative development project located in Rickenbacker, Ohio.
•	Declared a quarterly common share/unit dividend/distribution of $0.1075 per share/unit, an increase of 2.4%.
•	Satisfied $197.1 million of secured debt with a weighted-average interest rate of 4.3%.

Full Year 2020 Highlights

•	Generated Net Income attributable to common shareholders of $176.8 million, or $0.66 per diluted common share.
•	Generated Adjusted Company FFO of $209.5 million, or $0.76 per diluted common share.
•	Collected 99.8% of Cash Base Rents.
•	Disposed of 16 properties for an aggregate gross disposition price of $432.8 million.
•	Acquired 16 warehouse/distribution properties for an aggregate cost of $611.8 million.
•	Invested an aggregate of $60.2 million in development projects.
•	Completed 5.2 million square feet of new leases and lease extensions, raising industrial renewal Cash Base Rents by 17.5%.
•	Raised net proceeds of approximately $225.0 million through an underwritten equity offering and the ATM program.
•	Repurchased 1.3 million common shares at an average price of $8.28 per share.

•	Issued $400.0 million aggregate principal amount of 2.70% Senior Notes due 2030 at an issuance price of 99.233% of the principal amount.
•	Satisfied $236.0 million of secured debt with a weighted-average interest rate of 4.5%.
•	Repurchased $61.2 million and $51.1 million aggregate principal amount of outstanding 4.25% Senior Notes due 2023 and 4.40% Senior Notes due 2024, respectively.

Subsequent Events

•	Acquired three warehouse/distribution properties for an aggregate gross cost of approximately $50.8 million.
•	Disposed of two office properties for an aggregate gross disposition price of $20.2 million.

Adjusted Company FFO is a non-GAAP financial measure. It and certain other non-GAAP financial measures are defined and reconciled later in this press release.

T. Wilson Eglin, Chairman, Chief Executive Officer and President of Lexington, commented “Our fourth quarter results were strong, and we are pleased with 2020 execution in all areas of our business. We remained active on both the acquisition and disposition front during the quarter and our industrial exposure reached 91% of our overall gross real estate assets at year-end. In 2020, we added 6.6 million square feet of high-quality warehouse/distribution product to our industrial portfolio and made progress adding to our development pipeline. Consistent rental collections of over 99% were achieved throughout the year, and industrial renewal rents grew over 3% in the fourth quarter and 17.5% overall in 2020. We are well-positioned heading into 2021 with leverage low at 4.8x Net Debt to Adjusted EBITDA, ample cash on the balance sheet, and a healthy investment pipeline.”

FINANCIAL RESULTS

Revenues

For the quarter ended December 31, 2020, total gross revenues were $83.3 million, compared with total gross revenues of $83.0 million for the quarter ended December 31, 2019. The increase was primarily attributable to an increase in rental revenue due to property acquisitions, partially offset by a decrease in rental revenue due to property sales.

Net Income Attributable to Common Shareholders

For the quarter ended December 31, 2020, net income attributable to common shareholders was $102.7 million, or $0.37 per diluted share, compared with net income attributable to common shareholders for the quarter ended December 31, 2019 of $83.6 million, or $0.33 per diluted share.

Adjusted Company FFO

For the quarter ended December 31, 2020, Lexington generated Adjusted Company FFO of $55.0 million, or $0.19 per diluted share, compared to Adjusted Company FFO for the quarter ended December 31, 2019 of $52.4 million, or $0.20 per diluted share.

Dividends/Distributions

As previously announced, during the fourth quarter of 2020, Lexington declared its quarterly common share/unit dividend/distribution for the quarter ended December 31, 2020 of $0.1075 per common share/unit which was paid on January 15, 2021 to common shareholders/unitholders of record as of December 31, 2020. Lexington previously declared a dividend of $0.8125 per share on its Series C

Cumulative Convertible Preferred Stock (“Series C Preferred”) for the quarter ended December 31, 2020, which was paid February 16, 2021 to Series C Preferred shareholders of record as of January 31, 2021.

TRANSACTION ACTIVITY

ACQUISITION TRANSACTIONS
Property Type	Market	Sq. Ft.	Initial Basis ($000)	Approximate Lease Term (Yrs)
Industrial - warehouse/distribution	Phoenix, AZ	201,784	$87,820	12
Industrial - warehouse/distribution	Dallas, TX	500,556	44,030	4
Industrial - warehouse/distribution	Greenville/Spartanburg, SC	213,200	18,595	10
Industrial - warehouse/distribution	Dallas, TX	468,300	31,556	9
		1,383,840	$182,001

Including fourth quarter acquisition activity, consolidated 2020 acquisition activity totaled $611.8 million at aggregate weighted-average GAAP and Cash capitalization rates of 5.4% and 5.0%, respectively.

DEVELOPMENT PROJECTS
Project (% owned)	Market	Estimated Sq. Ft.	Estimated Project Cost ($000)	GAAP Investment Balance as of 12/31/2020 ($000)(1)	Lexington Amount Funded as of 12/31/2020 ($000)	Estimated Completion Date	Approximate Lease Term (Yrs)	% Leased as of 12/31/2020

Consolidated:
KeHE Distributors BTS (100%)	Phoenix, AZ	468,182	$72,000	$19,609	$17,766	3Q 21	15	100%
Fairburn (90%)(2)	Atlanta, GA	910,000	53,812	39,824	33,195	1Q 21	TBD	0%
Rickenbacker (100%)	Columbus, OH	320,190	20,300	16,473	12,225	2Q 21	3	100%
			$146,112	$75,906	$63,186

Non-consolidated:
ETNA Park 70 (90%)(3)	Columbus, OH	TBD	TBD	$12,514	$12,909	TBD	TBD	0%
ETNA Park 70 East (90%)(3)	Columbus, OH	TBD	TBD	7,484	7,614	TBD	TBD	0%
				$19,998	$20,523
1.	GAAP investment balance is in real estate under construction for consolidated projects and in investments in non-consolidated entities for non-consolidated projects.
2.	Estimated project cost excludes potential developer partner promote.
3.	Plans and specifications for completion have not been completed and the square footage, project cost and completion date cannot be estimated.

PROPERTY DISPOSITIONS
Primary Tenant	Location	Property Type	Gross Disposition Price ($000)	Annualized Net Income (Loss)(1) ($000)	Annualized NOI(1) ($000)	Month of Disposition	% Leased
Vacant	Thomson, GA	Industrial	$6,971	$—	$(278)	October	0%
Vacant (2)	Boca Raton, FL	Office	18,413	(3,160)	(749)	October	0%
CardWorks	Orlando, FL	Office	14,250	763	1,019	October	100%
Dow	Lake Jackson, TX	Office	191,992	3,544	12,858	November	100%
TI Automotive	Lavonia, GA	Industrial	13,000	789	870	November	100%
Versum	Tempe, AZ	Office	22,000	593	1,347	December	100%
Kohl's (3)	Pataskala, OH	Industrial	10,645	956	444	December	100%
MAHLE Industries	Olive Branch, MS	Industrial	15,000	650	914	December	100%
			$292,271	$4,135	$16,425

1.        Generally, quarterly period prior to sale annualized, excluding impairment charges.

2.        Sold in a foreclosure sale. Disposition price reflects non-recourse debt balance.

3.        Property acquired from ETNA Park 70 in 2018 for a cost basis of $3.6 million and ground leased to user. Tenant exercised purchase option in accordance with the lease.

Including fourth quarter disposition activity, consolidated 2020 property disposition volume totaled $432.8 million at aggregate weighted-average GAAP and Cash capitalization rates of 5.8% and 5.0%, respectively.

LEASING

During the fourth quarter of 2020, Lexington executed the following extensions:

	LEASE EXTENSIONS

	Location		Primary Tenant(1)	Prior Term	Lease Expiration Date	Sq. Ft.

	Industrial
1	Laurens	SC	Michelin	05/2021	11/2021	1,164,000
2	Dry Ridge	KY	Dana	06/2025	06/2031	336,350
2	Total industrial lease extensions					1,500,350

	Office / Multi-tenant Office
1	Phoenix	AZ	ATOS IT Solutions	03/2021	03/2026	28,576
2	Herndon	VA	United States of America	05/2022	05/2027	159,644
2	Total office lease extensions					188,220

4	TOTAL EXTENDED LEASES					1,688,570
1.	Leases greater than 10,000 square feet.

As of December 31, 2020, Lexington's portfolio was 98.3% leased.

BALANCE SHEET/CAPITAL MARKETS

In the fourth quarter of 2020, Lexington satisfied an aggregate of $197.1 million of non-recourse debt with a weighted-average interest rate of 4.3%.

In the fourth quarter of 2020, Lexington entered into forward sales contracts for 1.1 million common shares under its At-the-Market offering program. As of December 31, 2020, the Company had forward sales contracts for 5.0 million common shares with a then settlement price of $55.1 million.

Lexington ended 2020 at 4.8x Net Debt to Adjusted EBITDA. Lexington's $600.0 million unsecured revolving credit facility remains fully available.

2021 EARNINGS GUIDANCE

Lexington estimates that its net income attributable to common shareholders per diluted common share for the year ended December 31, 2021 will be within a range of $0.58 to $0.62. Lexington estimates that its Adjusted Company FFO for the year ended December 31, 2021 will be within an expected range of $0.72 to $0.76 per diluted common share. This guidance is forward looking, excludes the impact of certain items and is based on current expectations.

FOURTH QUARTER 2020 CONFERENCE CALL

Lexington will host a conference call today February 18, 2021, at 8:30 a.m. Eastern Time, to discuss its results for the quarter ended December 31, 2020. Interested parties may participate in this conference call by dialing 1-844-825-9783 (U.S.), 1-412-317-5163 (International) or 1-855-669-9657 (Canada). A replay of the call will be available through May 18, 2021, at 1-877-344-7529 (U.S.), 1-412-317-0088 (International) or 1-855-669-9658 (Canada); pin code for all replay numbers is 10151943. A link to a live webcast of the conference call is available at www.lxp.com within the Investors section.

Lexington Realty Trust (NYSE: LXP) is a publicly traded real estate investment trust (REIT) focused on single-tenant industrial real estate investments across the United States. Lexington seeks to expand its industrial portfolio through acquisitions, build-to-suit transactions, sale-leaseback transactions, development projects and other transactions. For more information, including Lexington's Quarterly Supplemental Information package, or to follow Lexington on social media, visit www.lxp.com.

Contact:

Investor or Media Inquiries for Lexington Realty Trust:

Heather Gentry, Senior Vice President of Investor Relations

Lexington Realty Trust

Phone: (212) 692-7200 E-mail: hgentry@lxp.com

This release contains certain forward-looking statements which involve known and unknown risks, uncertainties or other factors not under Lexington's control which may cause actual results, performance or achievements of Lexington to be materially different from the results, performance, or other expectations implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed under the headings “Management's Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in Lexington's periodic reports filed with the Securities and Exchange Commission, including risks related to: (1) the authorization by Lexington's Board of Trustees of future dividend declarations, (2) Lexington's ability to achieve its estimates of net income attributable to common shareholders and Adjusted Company FFO for the year ending December 31, 2021, (3) the successful consummation of any lease, acquisition, build-to-suit, development project, disposition, financing or other transaction, (4) the failure to continue to qualify as a real estate investment trust, (5) changes in general business and economic conditions, including the impact of any legislation, (6) competition, (7) increases in real estate construction costs, (8) changes in interest rates, (9) changes in accessibility of debt and equity capital markets, and (10) future impairment charges. Copies of the periodic reports Lexington files with the Securities and Exchange Commission are available on Lexington's web site at www.lxp.com. Forward-looking statements, which are based on certain assumptions and describe Lexington's future plans, strategies and expectations, are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “estimates,” “projects”, “may,” “plans,” “predicts,” “will,” “will likely result,” “is optimistic,” “goal,” “objective” or similar expressions. Except as required by law, Lexington undertakes no obligation to publicly release the results of any revisions to those forward-looking statements which may be made to reflect events or circumstances after the occurrence of unanticipated events. Accordingly, there is no assurance that Lexington's expectations will be realized.

References to Lexington refer to Lexington Realty Trust and its consolidated subsidiaries. All interests in properties and loans are held, and all property operating activities are conducted, through special purpose entities, which are separate and distinct legal entities that maintain separate books and records, but in some instances are consolidated for financial statement purposes and/or disregarded for income tax purposes. The assets and credit of each special purpose entity with a property subject to a mortgage loan are not available to creditors to satisfy the debt and other obligations of any other person, including any other special purpose entity or affiliate. Consolidated entities that are not property owner subsidiaries do not directly own any of the assets of a property owner subsidiary (or the general partner, member of managing member of such property owner subsidiary), but merely hold partnership, membership or beneficial interests therein which interests are subordinate to the claims of the property owner subsidiary's (or its general partner's, member's or managing member's) creditors.

Non-GAAP Financial Measures - Definitions

Lexington has used non-GAAP financial measures as defined by the Securities and Exchange Commission Regulation G in this Quarterly Earnings Release and in other public disclosures.

Lexington believes that the measures defined below are helpful to investors in measuring our performance or that of an individual investment. Since these measures exclude certain items which are included in their respective most comparable measures under generally accepted accounting principles (“GAAP”), reliance on the measures has limitations; management compensates for these limitations by using the measures simply as supplemental measures that are weighed in balance with other GAAP measures. These measures are not necessarily indications of our cash flow available to fund cash needs. Additionally, they should not be used as an alternative to the respective most comparable GAAP measures when evaluating Lexington's financial performance or cash flow from operating, investing or financing activities or liquidity.

Company Funds Available for Distribution (“FAD”): FAD is calculated by making adjustments to Adjusted Company FFO (see below) for (1) straight-line adjustments, (2) lease incentive amortization, (3) amortization of above/below market leases, (4) lease termination payments, net, (5) non-cash interest, net, (6) non-cash charges, net, (7) cash paid for tenant improvements, and (8) cash paid for lease costs. Although FAD may not be comparable to that of other real estate investment trusts (“REITs”), Lexington believes it provides a meaningful indication of its ability to fund cash needs. FAD is a non-GAAP financial measure and should not be viewed as an alternative measurement of operating performance to net income, as an alternative to net cash flows from operating activities or as a measure of liquidity.

Funds from Operations (“FFO”) and Adjusted Company FFO: Lexington believes that Funds from Operations, or FFO, which is a non-GAAP measure, is a widely recognized and appropriate measure of the performance of an equity REIT. Lexington believes FFO is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. As a result, FFO provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities, interest costs and other matters without the inclusion of depreciation and amortization, providing perspective that may not necessarily be apparent from net income.

The National Association of Real Estate Investment Trusts, or NAREIT, defines FFO as “net income (calculated in accordance with GAAP), excluding depreciation and amortization related to real estate, gains and losses from the sales of certain real estate assets, gains and losses from change in control and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in value of depreciable real estate held by the entity. The reconciling items include amounts to adjust earnings from consolidated partially-owned entities and equity in earnings of unconsolidated affiliates to FFO.” FFO does not represent cash generated from operating activities in accordance with GAAP and is not indicative of cash available to fund cash needs.

Lexington presents FFO available to common shareholders and unitholders - basic and also presents FFO available to all equityholders and unitholders - diluted on a company-wide basis as if all securities that are convertible, at the holder's option, into Lexington’s common shares, are converted at the beginning of the period. Lexington also presents Adjusted Company FFO available to all equityholders and unitholders - diluted which adjusts FFO available to all equityholders and unitholders - diluted for certain items which we believe are not indicative of the operating results of Lexington's real estate portfolio. Lexington believes this is an appropriate presentation as it is frequently requested by security analysts, investors and other interested parties. Since others do not calculate these measures in a similar fashion, these measures may not be comparable to similarly titled measures as reported by others. These measures should not be considered as an alternative to net income as an indicator of Lexington’s operating performance or as an alternative to cash flow as a measure of liquidity.

GAAP and Cash Yield or Capitalization Rate: GAAP and cash yields or capitalization rates are measures of operating performance used to evaluate the individual performance of an investment. These measures are estimates and are not presented or intended to be viewed as a liquidity or performance measure that present a numerical measure of Lexington's historical or future financial performance, financial position or cash flows. The yield or capitalization rate is calculated by dividing the annualized NOI (as defined below, except GAAP rent adjustments are added back to rental income to calculate GAAP yield or capitalization rate) the investment is expected to generate (or has generated) divided by the acquisition/completion cost (or sale) price.

Net Operating Income (“NOI”): NOI is a measure of operating performance used to evaluate the individual performance of an investment. This measure is not presented or intended to be viewed as a liquidity or performance measure that presents a numerical measure of Lexington's historical or future financial performance, financial position or cash flows. Lexington defines NOI as operating revenues (rental income (less GAAP rent adjustments and lease termination income), and other property income) less property operating expenses. Other REITs may use different methodologies for calculating NOI, and accordingly, Lexington's NOI may not be comparable to other companies. Because NOI excludes general and administrative expenses, interest expense, depreciation and amortization, acquisition-related expenses, other nonproperty income and losses, and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate and the impact to operations from trends in occupancy rates, rental rates, and operating costs, providing a perspective on operations not immediately apparent from net income. Lexington believes that net income is the most directly comparable GAAP measure to NOI.

# # #

LEXINGTON REALTY TRUST AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited and in thousands, except share and per share data)

	Three months ended December 31,		Twelve months ended December 31,
	2020	2019	2020	2019
Gross revenues:
Rental revenue	$82,390	$81,564	$325,811	$320,622
Other revenue	925	1,472	4,637	5,347
Total gross revenues	83,315	83,036	330,448	325,969
Expense applicable to revenues:
Depreciation and amortization	(40,723)	(35,977)	(161,592)	(147,594)
Property operating	(10,019)	(11,052)	(41,914)	(42,018)
General and administrative	(7,759)	(7,133)	(30,371)	(30,785)
Non-operating income	429	335	743	2,262
Interest and amortization expense	(12,591)	(14,380)	(55,201)	(65,095)
Debt satisfaction gains (charges), net	2,502	10	21,452	(4,517)
Impairment charges	(6,668)	(2,974)	(14,460)	(5,329)
Gains on sales of properties	97,163	74,227	139,039	250,889
Income before provision for income taxes and equity in earnings (losses) of non-consolidated entities	105,649	86,092	188,144	283,782
Provision for income taxes	(223)	(271)	(1,584)	(1,379)
Equity in earnings (losses) of non-consolidated entities	(204)	(398)	(169)	2,890
Net income	105,222	85,423	186,391	285,293
Less net income attributable to noncontrolling interests	(844)	(192)	(3,089)	(5,383)
Net income attributable to Lexington Realty Trust shareholders	104,378	85,231	183,302	279,910
Dividends attributable to preferred shares – Series C	(1,572)	(1,572)	(6,290)	(6,290)
Allocation to participating securities	(94)	(85)	(224)	(395)
Net income attributable to common shareholders	$102,712	$83,574	$176,788	$273,225
Net income attributable to common shareholders – per common share basic	$0.37	$0.34	$0.66	$1.15
Weighted-average common shares outstanding – basic	274,965,603	248,943,975	266,914,843	237,642,048
Net income attributable to common shareholders – per common share diluted	$0.37	$0.33	$0.66	$1.15
Weighted-average common shares outstanding – diluted	284,076,532	252,939,590	268,182,552	237,934,515

LEXINGTON REALTY TRUST AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

As of December 31,

(In thousands, except share and per share data)

	2020	2019
Assets:	(unaudited)
Real estate, at cost	$3,514,564	$3,320,574
Real estate - intangible assets	409,293	409,756
Investments in real estate under construction	75,906	13,313
Real estate, gross	3,999,763	3,743,643
Less: accumulated depreciation and amortization	884,465	887,629
Real estate, net	3,115,298	2,856,014
Assets held for sale	16,530	—
Right-of-use assets, net	31,423	38,133
Cash and cash equivalents	178,795	122,666
Restricted cash	626	6,644
Investments in non-consolidated entities	56,464	57,168
Deferred expenses, net	15,901	18,404
Rent receivable - current	2,899	3,229
Rent receivable - deferred	66,959	66,294
Other assets	8,331	11,708
Total assets	$3,493,226	$3,180,260

Liabilities and Equity:
Liabilities:
Mortgages and notes payable, net	$136,529	$390,272
Term loan payable, net	297,943	297,439
Senior notes payable, net	779,275	496,870
Trust preferred securities, net	127,495	127,396
Dividends payable	35,401	32,432
Liabilities held for sale	790	—
Operating lease liabilities	32,515	39,442
Accounts payable and other liabilities	55,208	29,925
Accrued interest payable	6,334	7,897
Deferred revenue - including below market leases, net	17,264	20,350
Prepaid rent	13,335	13,518
Total liabilities	1,502,089	1,455,541

Commitments and contingencies
Equity:
Preferred shares, par value $0.0001 per share; authorized 100,000,000 shares,
Series C Cumulative Convertible Preferred, liquidation preference $96,770 and 1,935,400 shares issued and outstanding	94,016	94,016
Common shares, par value $0.0001 per share; authorized 400,000,000 shares, 277,152,450 and 254,770,719 shares issued and outstanding in 2020 and 2019, respectively	28	25
Additional paid-in-capital	3,196,315	2,976,670
Accumulated distributions in excess of net income	(1,301,726)	(1,363,676)
Accumulated other comprehensive loss	(17,963)	(1,928)
Total shareholders’ equity	1,970,670	1,705,107
Noncontrolling interests	20,467	19,612
Total equity	1,991,137	1,724,719
Total liabilities and equity	$3,493,226	$3,180,260

LEXINGTON REALTY TRUST AND SUBSIDIARIES
EARNINGS PER SHARE
(Unaudited and in thousands, except share and per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
EARNINGS PER SHARE:
Basic:
Net income attributable to common shareholders	$102,712	$83,574	$176,788	$273,225
Weighted-average common shares outstanding - basic	274,965,603	248,943,975	266,914,843	237,642,048
Net income attributable to common shareholders - per common share basic	$0.37	$0.34	$0.66	$1.15
Diluted:
Net income attributable to common shareholders - basic	$102,712	$83,574	$176,788	$273,225
Impact of assumed conversions	2,218	(34)	—	—
Net income attributable to common shareholders	$104,930	$83,540	$176,788	$273,225
Weighted-average common shares outstanding - basic	274,965,603	248,943,975	266,914,843	237,642,048
Effect of dilutive securities:
Unvested share-based payment awards and options	1,367,634	639,178	1,267,709	292,467
Operating Partnership Units	3,032,725	3,356,437	—	—
Preferred shares - Series C	4,710,570	—	—	—
Weighted-average common shares outstanding - diluted	284,076,532	252,939,590	268,182,552	237,934,515
Net income attributable to common shareholders - per common share diluted	$0.37	$0.33	$0.66	$1.15

LEXINGTON REALTY TRUST AND SUBSIDIARIES
ADJUSTED COMPANY FUNDS FROM OPERATIONS & FUNDS AVAILABLE FOR DISTRIBUTION
(Unaudited and in thousands, except share and per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
FUNDS FROM OPERATIONS:
Basic and Diluted:
Net income attributable to common shareholders	$102,712	$83,574	$176,788	$273,225
Adjustments:
Depreciation and amortization	40,050	35,323	158,655	144,792
Impairment charges - real estate	6,668	2,974	14,460	5,329
Noncontrolling interests - OP units	645	(34)	2,347	4,376
Amortization of leasing commissions	673	654	2,937	2,802
Joint venture and noncontrolling interest adjustment	2,115	2,249	8,578	9,449
Gains on sales of properties, including non-consolidated entities and net of tax	(97,163)	(74,211)	(139,596)	(255,048)
FFO available to common shareholders and unitholders - basic	55,700	50,529	224,169	184,925
Preferred dividends	1,572	1,572	6,290	6,290
Amount allocated to participating securities	94	85	224	395
FFO available to all equityholders and unitholders - diluted	57,366	52,186	230,683	191,610
Debt satisfaction (gains) charges, net, including non-consolidated entities	(2,502)	(9)	(21,396)	4,773
Transaction costs	174	202	255	202
Adjusted Company FFO available to all equityholders and unitholders - diluted	55,038	52,379	209,542	196,585
FUNDS AVAILABLE FOR DISTRIBUTION:
Adjustments:
Straight-line adjustments	(3,430)	(3,656)	(13,654)	(14,502)
Lease incentives	189	293	921	1,191
Amortization of above/below market leases	(470)	(269)	(1,580)	(443)
Lease termination payments, net	(70)	25	—	(1,095)
Non-cash interest, net	195	563	1,276	2,709
Non-cash charges, net	1,690	1,577	6,674	6,410
Tenant improvements	(291)	(2,885)	(9,744)	(7,817)
Lease costs	(50)	(3,743)	(5,019)	(14,367)
Joint venture and non-controlling interest adjustment	11	(63)	(319)	(3,794)
Company Funds Available for Distribution	$52,812	$44,221	$188,097	$164,877
Per Common Share and Unit Amounts
Basic:
FFO	$0.20	$0.20	$0.83	$0.77
Diluted:
FFO	$0.20	$0.20	$0.84	$0.78
Adjusted Company FFO	$0.19	$0.20	$0.76	$0.80
Weighted-Average Common Shares
Basic:
Weighted-average common shares outstanding - basic EPS	274,965,603	248,943,975	266,914,843	237,642,048
Operating partnership units(1)	3,032,725	3,356,437	3,083,320	3,490,147
Weighted-average common shares outstanding - basic FFO	277,998,328	252,300,412	269,998,163	241,132,195
Diluted:
Weighted-average common shares outstanding - diluted EPS	284,076,532	252,939,590	268,182,552	237,934,515
Unvested share-based payment awards	9,384	36,516	17,180	22,813
Operating partnership units(1)	—	—	3,083,320	3,490,147
Preferred shares - Series C	—	4,710,570	4,710,570	4,710,570
Weighted-average common shares outstanding - diluted FFO	284,085,916	257,686,676	275,993,622	246,158,045

(1)       Includes OP units other than OP units held by Lexington.

LEXINGTON REALTY TRUST AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
(UNAUDITED)

2021 EARNINGS GUIDANCE
	Twelve Months Ended December 31, 2021
	Range
Estimated:
Net income attributable to common shareholders per diluted common share(1)	$0.58	$0.62
Depreciation and amortization	0.60	0.60
Impact of capital transactions	(0.46)	(0.46)
Estimated Adjusted Company FFO per diluted common share	$0.72	$0.76

(1)       Assumes all convertible securities are dilutive.